EXHIBIT 99.1


                     SENSYS DEVELOPMENT LABORATORIES, INC.

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                               FOR THE YEARS ENDED
                           SEPTEMBER 30, 2002 AND 2001


































   NO EXTRACTS FROM THIS REPORT MAY BE PUBLISHED WITHOUT OUR WRITTEN CONSENT.

                                STEGMAN & COMPANY

                                TABLE OF CONTENTS







INDEPENDENT AUDITORS' REPORT



FINANCIAL STATEMENTS                                            PAGE
                                                                ----


         Balance Sheet                                          1 - 2


         Statements of Operations                                   3


         Statement of Stockholders' Equity                          4


         Statements of Cash Flows                                   5



NOTES TO FINANCIAL STATEMENTS                                   6 - 9


SUPPLEMENTARY INFORMATION


         Contract Costs                                            10

         Operating Expenses                                        11

                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Stockholders of
  Sensys Development Laboratories, Inc.
Annapolis Junction, Maryland


         We have audited the accompanying balance sheet of Sensys Development Laboratories, Inc. as of September 30, 2002 and the related statements of operations, changes in stockholders' equity and cash flows for the years ended September 30, 2002 and 2001. Theses financial statements are the responsibility of the management of Sensys Development Laboratories, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sensys Development Laboratories, Inc. as of September 30, 2002 and the results of their operations, changes in stockholders' equity and cash flows for the years ended September 30, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.

         Our audits were made for the purpose of expressing an opinion on the basic financial statements taken as a whole. The supplementary information for the years ended September 30, 2002 and 2001 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.





Baltimore, Maryland
January 10, 2003

                      SENSYS DEVELOPMENT LABORATORIES, INC.

                                  BALANCE SHEET
                               SEPTEMBER 30, 2002


                                     ASSETS


CURRENT ASSETS:
   Cash                                                    $       198
   Accounts receivable - trade                                 738,749
   Prepaid expenses                                             14,284
   Other current assets                                          1,335
                                                           -----------

         Total current assets                                  754,566
                                                           -----------



PROPERTY AND EQUIPMENT - at cost:
   Office furniture and equipment                               61,825
   Leasehold improvements                                      124,392
                                                           -----------
                                                               186,217
     Less accumulated depreciation and amortization            144,031
                                                           -----------

         Net value of property and equipment                    42,186
                                                           -----------



OTHER ASSETS - Deposits                                          6,011
                                                           -----------


         TOTAL ASSETS                                      $   802,763
                                                           ===========

See accompanying notes.

                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
   Accounts payable - trade                                     $  11,311
   Note payable                                                    85,000
   Accrued vacation                                                69,830
   Retirement plan contribution payable                           127,475
   Deferred income taxes                                          197,879
   Other current liabilities                                       12,348
                                                                ---------


         Total current liabilities                                503,843
                                                                ---------


STOCKHOLDERS' EQUITY:
   Common stock - par value $.001 per share;
     1,000,000 shares authorized, 773,800 shares
     issued and outstanding                                           774
   Paid-in capital                                                  3,323
   Retained earnings                                              294,823
                                                                ---------


         Total stockholders' equity                               298,920
                                                                ---------


         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 802,763
                                                                =========

See accompanying notes.


                      SENSYS DEVELOPMENT LABORATORIES, INC.

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2002 AND 2001



                                                    2002              2001
                                                 ----------        ----------

REVENUES                                         $3,100,754        $2,717,614


CONTRACT COSTS                                    2,667,679         2,621,990
                                                 ----------        ----------


GROSS PROFIT ON CONTRACTS                           433,075            95,624


OPERATING EXPENSES                                  374,652           306,205
                                                 ----------        ----------


INCOME (LOSS) FROM OPERATIONS                        58,423          (210,581)


OTHER INCOME                                         58,489            56,418


INTEREST EXPENSE                                       (160)             (737)
                                                 ----------        ----------


INCOME (LOSS) BEFORE PROVISION
   FOR INCOME TAXES                                 116,752          (154,900)


PROVISION (BENEFIT) FOR INCOME TAXES                 46,175           (61,263)
                                                 ----------        ----------


NET INCOME (LOSS)                                $   70,577        $  (93,637)
                                                 ==========        ==========

See accompanying notes.

                      SENSYS DEVELOPMENT LABORATORIES, INC.

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED SEPTEMBER 30, 2002 AND 2001



                                           COMMON     PAID-IN    RETAINED
                                           STOCK      CAPITAL    EARNINGS
                                           ------     -------    --------

Balances at September 30, 2000               $773     $1,523     $316,082


   Stock options exercised                      1      1,800        1,801


   Net loss                                    -         -        (93,637)
                                             ----     ------     --------


Balances at September 30, 2001                774      3,323      224,246


   Net income                                  -         -         70,577
                                             ----     ------     --------


Balances at September 30, 2002               $774     $3,323     $294,823
                                             ====     ======     ========

See accompanying notes.

                      SENSYS DEVELOPMENT LABORATORIES, INC.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2002 AND 2001


                                                                    2002          2001
                                                                  --------      --------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                              $ 70,577      $(93,637)
   Noncash items included in net income (loss):
     Depreciation and amortization                                  38,444        41,446
     Proceeds from sale of equipment                                  -            9,200
     Gain on disposal of equipment                                    -           (2,430)
     Deferred income taxes                                          46,175       (61,263)
   Net changes in:
     Accounts receivable - trade                                  (103,494)       14,426
     Prepaid expenses                                                 (506)         (242)
     Other current assets                                            7,865        (8,792)
     Accounts payable - trade                                       (9,204)       (9,975)
     Accrued vacation                                               17,942        (6,416)
     Accrued rent                                                   (3,573)       (4,675)
     Retirement plan contribution payable                          (57,523)       39,688
     Other current liabilities                                         929           280
                                                                  --------      --------

         Net cash provided (used) by operating activities            7,632       (82,390)
                                                                  --------      --------

CASH FLOWS FROM INVESTING ACTIVITIES -
   Purchase of property and equipment                               (2,738)        -
                                                                  --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net change in line of credit note payable                        (5,000)       77,500
   Exercise of common stock                                           -            1,800
                                                                  --------      --------

         Net cash (used) provided by financing activities           (5,000)       79,300
                                                                  --------      --------

NET DECREASE IN CASH                                                  (106)       (3,090)

CASH AT BEGINNING OF THE YEAR                                          304         3,394
                                                                  --------      --------

CASH AT END OF THE YEAR                                           $    198      $    304
                                                                  ========      ========


Supplemental disclosures of cash flows information:
  Cash paid during the year for:
     Interest                                                   $    160        $    737
                                                                ========        ========

     Income taxes                                               $     -         $   -
                                                                ========        ========

See accompanying notes.

                      SENSYS DEVELOPMENT LABORATORIES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2002 AND 2001




1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

             DESCRIPTION OF BUSINESS

     Sensys Development Laboratories, Inc. (the "Company") was founded in 1996 and provides both system and software engineering technical support to U. S. Government customers and prime contractors supporting government programs. Core competencies include signal intelligence (SIGINT) systems engineering, SIGINT processing, content-based filtering and selection and world-wide web technologies.

             USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

             ACCOUNTS RECEIVABLE

     Accounts receivables arise from U. S. Government prime contracts and subcontracts. Retainages (which are not material) will be collected upon job completion or settlement of audits performed by cognizant U. S. Government audit agencies. Company cost records have been audited through 2000. In the year an audit is settled, the difference between audit adjustments and previously established reserves is reflected in income.

             CONTRACT ACCOUNTING

     Revenue on time and materials contracts (approximately 95% and 96% of total revenues in 2002 and 2001, respectively) is recognized to the extent of billable rates multiplied by hours delivered, plus other direct costs. Revenues consist of services rendered primarily on time and materials contracts. Revenue on fixed-price and other contracts (approximately 5% and 4% of total revenues in 2002 and 2001, respectively) is recognized on the percentage-of-completion method of accounting based on costs incurred in relation to the total estimates costs. Anticipated losses are recognized as soon as they become known. Furthermore, while such contracts are fully funded by appropriations, they may be subject to other risks inherent in government contracts, such as termination for the convenience of the government.

             INCOME TAXES

     The Company files its income tax returns on the cash basis. Deferred income taxes are recorded under the asset and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences, measured by enacted tax rates, attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the rate change becomes effective. Valuation allowances are recorded for deferred tax assets when it is more likely than not that such deferred tax assets will not be realized.

             PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is calculated using straight-line methods based on useful lives as follows:

           Leasehold improvements                Remaining life of lease
           Furniture and equipment               3 to 7 years

     Expenditures for repairs and maintenance are charged to expense as incurred. When assets are retired or otherwise disposed of, the asset and related allowance for depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income.

     Depreciation expense for the years ended September 30, 2002 and 2001 was $38,444 and $41,446, respectively.

2. LINE-OF-CREDIT

     The Company has a line-of-credit loan with a commercial bank for $150,000. This loan has an interest rate of 5.25% and matures on May 15, 2003. This loan is personally guaranteed by three officers of the Company and has an outstanding balance of $85,000 as of September 30, 2002.

3. FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK

     The Company grants credit to subcontractors in the state of Maryland. Accounts receivable from these subcontractors totaled $738,749 at September 30, 2002. The Company has two major customers and sales to these customers comprise approximately 65% and 73% of total sales for the years ended September 30, 2002 and 2001, respectively.

4. COMMITMENTS AND CONTINGENCIES

     The Company leases office space under a long-term lease which expires in December 2003. The lease contains provisions to pay for proportionate increases in operating costs and property taxes. As of September 30, 2002, the Company is committed to pay aggregate rentals under these leases as follows:

                2003               $174,123
                2004                 43,850

     Rental expense charged to operations, including payments made under short-term leases, amounted to $164,248 and $166,181 in 2002 and 2001, respectively.

5. RETIREMENT PLAN

     The Company has a qualified defined contribution retirement plan, the Sensys Development Laboratories, Inc. Employee Benefit Plan, which includes a salary reduction 401(k) feature for its employees. The Plan provides for a mandatory contribution of 8% of covered compensation. The Company may make additional contributions at the discretion of the Board of Directors. Total contributions under the Plan were $219,510 and $278,070 for the years ended September 30, 2002 and 2001, respectively.

6. INCOME TAXES

     The components of the provision (benefit) for income taxes are as follows:

                                                           2002         2001
                                                         --------     --------

         Current tax expense                             $     -      $    -
         Deferred tax expense (benefit)                    46,175      (61,263)
                                                         --------     --------

         Total provision (benefit) for income taxes      $ 46,175     $(61,263)

                                                         ========     ========

     A reconciliation of the differences between the statutory federal income tax rate and the effective tax rate for the Company is as follows:

                                                        2002          2001
                                                       ------        ------

         Federal income tax rate                        35.0%         35.0%
         Increase (decrease) resulting from -
           State income taxes, net of federal
             income tax benefits                         4.5           4.5
                                                       ------        ------

         Effective tax rate                             39.5%         39.5%

                                                       ======        ======

     The deferred income tax provision arises from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. The principal sources of these timing differences are deferrals related to cash basis income tax reporting, depreciation expense and accrued vacation.

     The deferred tax liability at September 30, 2002 consists of the following:


                  Cash basis tax reporting                    $289,870
                  Accrued vacation                             (27,618)
                  Depreciation                                 (31,483)
                  Net operating loss                           (32,890)
                                                              --------

                      Total deferred tax liability            $197,879

                                                              ========

     The Company has a net operating loss ("NOL") carryforward of approximately $53,000 that is available, subject to certain limitations, to offset future income and taxes payable. The NOL begins to expire in 2019.

     The evaluation of the realizability of such deferred tax assets in future periods is made based upon a variety of factors for generating future taxable income, such as intent and ability to sell assets and historical and projected operating performance. At this time, the Company has not established a valuation reserve for any of its deferred tax assets.

7. STOCK OPTIONS

     As of September 30, 2002, there were 131,100 incentive stock options outstanding with exercise prices per share, as follows:

                          NUMBER OF                 EXERCISE
                           OPTIONS                   PRICE
                          ---------                 --------
                             28,300                   $.004
                            102,800                   $3.00
                            -------

                            131,100
                            =======

                            SUPPLEMENTARY INFORMATION

                      SENSYS DEVELOPMENT LABORATORIES, INC.

                                 CONTRACT COSTS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2002 AND 2001





                                            2002                   2001
                                          ----------            ----------

Consultants                               $   20,072            $  108,680
Depreciation                                   4,634                36,305
Education and training                         3,482                10,155
Employee welfare                             375,981               425,294
Insurance                                     -                      2,800
Miscellaneous                                  7,018                 5,043
Office equipment and supplies                 16,980                35,072
Other direct costs                            30,520                 5,744
Payroll taxes                                134,996               120,862
Recruitment and relocation                     2,595                 4,755
Rent and utilities                           177,038               180,416
Repairs and maintenance                        5,703                 2,074
Salaries - direct                          1,107,284               847,613
Salaries -  indirect                         448,090               509,133
Salaries - bonus                             263,169               220,748
Subcontractors                                 8,553                -
Taxes and licenses                               100                   100
Travel                                        25,679                71,145
USS components                                35,785                36,051
                                          ----------            ----------

                                          $2,667,679            $2,621,990
                                          ==========            ==========

                      SENSYS DEVELOPMENT LABORATORIES, INC.

                               OPERATING EXPENSES
                 FOR THE YEARS ENDED SEPTEMBER 30, 2002 AND 2001





                                               2002                    2001
                                            ----------              ----------

Computer                                    $      -                $      453
Depreciation                                    33,810                   5,141
Education and training                             305                   1,085
Entertainment                                    4,192                   6,696
Insurance                                       10,846                   9,031
Marketing                                        7,348                   3,565
Miscellaneous expense                            4,061                   4,986
Office equipment and supplies                    2,051                  17,609
Organizational costs                            10,301                    -
Professional fees                               50,636                  11,468
Rent     5,051                                  24,936
Repairs and maintenance                             65                    -
Salaries 242,266                               217,472
Security 2,347                                   2,619
Taxes and licenses                              -                          426
Travel                                           1,373                     718
                                            ----------              ----------

                                            $  374,652              $  306,205
                                            ==========              ==========